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Ford Reports First Quarter 2025 Financial Results

- First-quarter revenue of $40.7 billion; net income of $471 million; adjusted EBIT of $1 billion; operating cash flow was $3.7 billion, adjusted free cash flow was a use of $1.5 billion
- Improvements in cost and quality favorably contributed to performance in the quarter
- The company estimates a tariff-related net adverse adjusted EBIT impact of about $1.5 billion for full year 2025, subject to ongoing tariff-related policy developments
- Due to tariff-related uncertainty, company suspends financial guidance, including full year adjusted EBIT and adjusted free cash flow

DEARBORN, Mich., May 5, 2025 – Ford Motor Company (NYSE: F) today announced its first-quarter 2025 financial results.

"We are strengthening our underlying business with significantly better quality and our third straight quarter of year-over-year cost improvement, excluding the impact of tariffs," said Ford President and CEO Jim Farley. "Ford Pro, our largest competitive advantage, is off to a strong start to the year, gaining market share in the most profitable U.S. and European customer segments."

Added Ford CFO Sherry House: "Ford+ is creating a more efficient and durable company including a disciplined approach to capital allocation. Our strong balance sheet, with $27 billion in cash and $45 billion in liquidity, provides flexibility to continue to invest in profitable growth while managing current industry dynamics."

Total Company Highlights

	First Quarter		
	2024	2025	Change
Wholesale Units (000)	1,045	971	(7) %
GAAP Financial Measures			
Cash Flows from Op. Activities ($B)	$ 1.4	$ 3.7	$ 2.3
Revenue ($B)	42.8	40.7	(5) %
Net Income / (Loss) ($B)	1.3	0.5	(0.9)
Net Income / (Loss) Margin (%)	3.1 %	1.2 %	(2.0) ppts
EPS (Diluted)	$ 0.33	$ 0.12	$ (0.21)
Non-GAAP Financial Measures			
Company Adj. Free Cash Flow ($B)	$ (0.5)	$ (1.5)	$ (1.0)
Company Adj. EBIT ($B)	2.8	1.0	(1.7)
Company Adj. EBIT Margin (%)	6.5 %	2.5 %	(4.0) ppts
Adjusted EPS (Diluted)	$ 0.49	$ 0.14	$ (0.35)
Adjusted ROIC (Trailing Four Qtrs)	12.7 %	10.9 %	(1.8) ppts

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The company posted **first-quarter revenue** of $40.7 billion, a 5% decrease from the same period a year ago, as a result of a reduction in wholesales stemming from a planned shutdown in certain plants related to new product launches and inventory rebalancing measures. **Net income** was $471 million; **adjusted earnings before interest and taxes** was $1.0 billion.

Cash flow from operations in the first quarter was $3.7 billion, and **adjusted free cash flow** was a use of $1.5 billion. At the end of the quarter, Ford had $27 billion in cash and $45 billion in liquidity. Additionally, in April, Ford successfully renewed its $18 billion corporate credit facilities for another year.

Business Segment Highlights

	First Quarter		
	2024	2025	Change
Ford Blue Segment			
Wholesales (000)	626	588	(6)%
Revenue ($B)	$ 21.8	$ 21.0	(3)%
EBIT ($M)	901	96	(805)
EBIT Margin (%)	4.1 %	0.5 %	(3.7) ppts
Model e Segment			
Wholesales (000)	10	31	213 %
Revenue ($B)	$ 0.1	$ 1.2	967 %
EBIT ($M)	(1,327)	(849)	478
EBIT Margin (%)	N/M	(68.4)%	N/M
Ford Pro Segment			
Wholesales (000)	409	352	(14)%
Revenue ($B)	$ 18.0	$ 15.2	(16)%
EBIT ($M)	3,006	1,309	(1,697)
EBIT Margin (%)	16.7 %	8.6 %	(8.1) ppts

Ford Pro generated $1.3 billion in EBIT with a margin of 8.6% on $15.2 billion in revenue. The EBIT change from a year ago primarily reflects a 14% decline in wholesales due to planned downtime and unfavorable fleet pricing. Ford Pro ended the first quarter with 675,000 paid subscriptions, up 4% sequentially.

Ford Model e reported a first-quarter EBIT loss of $849 million. The segment remains focused on improving gross margins and exercising a disciplined approach to investments in battery facilities and next-generation products. U.S. retail sales grew 15% compared to a year ago as the Ford Power Promise campaign gave more customers access to home chargers and standard installation.

In the first quarter, Ford Blue reported $96 million in EBIT, down from a year ago due to expected volume decline and adverse exchange. Segment revenue declined 3% to $21 billion. Iconic nameplates such as F-Series and Bronco, continue to lead their respective segments.

Ford Credit reported first-quarter earnings before taxes (EBT) of $580 million, up significantly compared to a year ago. In the quarter, Ford Credit paid a $200 million distribution to its parent.

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Full-Year 2025 Outlook

Ford's underlying business is strong – tracking within the previous adjusted EBIT guidance range of $7 billion to $8.5 billion, excluding new tariff-related impacts.

Based on what the company knows now, and its expectation of how certain details and changes will be resolved related to tariffs, the company estimates a net adverse adjusted EBIT impact of about $1.5 billion for full-year 2025. Given material near-term risks, especially the potential for industrywide supply chain disruption impacting production, the potential for future or increased tariffs in the U.S., changes in the implementation of tariffs including tariff offsets, retaliatory tariffs and other restrictions by other governments and the potential related market impacts, and finally policy uncertainties associated with tax and emissions policy, the company is suspending guidance. These are substantial industry risks, which could have significant impacts on financial results, and that make updating full year guidance challenging right now given the potential range of outcomes. The company will provide an update during the Q2 earnings call.

Ford's annual meeting will take place online at 8:30 a.m. ET on Thursday, May 8.

Conference Call Details

At 5:00 p.m. ET today, Ford and Ford Credit management will hold a conference call to discuss these financial results. For the webcast, click here. It will be available for replay for approximately one week following the call at the same link.

Analysts will be able to ask questions on the call. Registration beforehand is strongly recommended to expedite access to the call.

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About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities, and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company offers freedom of choice through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough electric vehicles ("EVs") along with embedded software that defines always-on digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, the Company provides financial services through Ford Motor Credit Company. Ford employs about 170,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

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The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments. See materials supporting the May 5, 2025, conference call at shareholder.ford.com for further discussion of wholesale unit volumes. Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long-term success depends on delivering the Ford+ plan, including improving cost and competitiveness; • Ford’s vehicles could be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our vehicles and services and reduce the costs associated therewith could continue to have an adverse effect on our business; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to timely acquire key components or raw materials can disrupt Ford’s production of vehicles; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or business strategies or the benefits may take longer than expected to materialize; • Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation; • Failure to develop and deploy secure digital services that appeal to customers and grow our subscription rates could have a negative impact on Ford’s business; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract, develop, grow, support, and reward talent is critical to its success and competitiveness; • Operational information systems, security systems, vehicles, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford, Ford Credit, their suppliers, and dealers; • To facilitate access to the raw materials and other components necessary for the production of electric vehicles, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast; • With a global footprint and supply chain, Ford’s results and operations could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; 4

• Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and Ford’s reputation may be harmed based on positions it takes or if it is unable to achieve the initiatives it has announced; • Ford may face increased price competition for its products and services, including pricing pressure resulting from industry excess capacity, currency fluctuations, competitive actions, or economic or other factors, particularly for electric vehicles; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event; • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, asset portfolios, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, data access, and artificial intelligence laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward- looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake, and expressly disclaim to the extent permitted by law, any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. 5

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended March 31, 2024 2025 First Quarter (unaudited) Revenues Company excluding Ford Credit $ 39,890 $ 37,422 Ford Credit 2,887 3,237 Total revenues 42,777 40,659 Costs and expenses Cost of sales 36,476 35,188 Selling, administrative, and other expenses 2,376 2,431 Ford Credit interest, operating, and other expenses 2,700 2,721 Total costs and expenses 41,552 40,340 Operating income/(loss) 1,225 319 Interest expense on Company debt excluding Ford Credit 278 288 Other income/(loss), net 498 496 Equity in net income/(loss) of affiliated companies 167 94 Income/(Loss) before income taxes 1,612 621 Provision for/(Benefit from) income taxes 278 148 Net income/(loss) 1,334 473 Less: Income/(Loss) attributable to noncontrolling interests 2 — Net income/(loss) attributable to Ford Motor Company $ 1,332 $ 471 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.33 $ 0.12 Diluted income/(loss) 0.33 0.12 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,979 3,968 Diluted shares 4,023 4,011 6

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2024 March 31, 2025 (unaudited) ASSETS Cash and cash equivalents $ 22,935 $ 20,864 Marketable securities 15,413 14,362 Ford Credit finance receivables, net of allowance for credit losses of $247 and $257 51,850 47,997 Trade and other receivables, less allowances of $84 and $94 14,723 17,225 Inventories 14,951 17,895 Other assets 4,602 4,711 Total current assets 124,474 123,054 Ford Credit finance receivables, net of allowance for credit losses of $617 and 624 59,786 59,049 Net investment in operating leases 22,947 23,820 Net property 41,928 42,471 Equity in net assets of affiliated companies 6,821 5,168 Deferred income taxes 16,375 17,022 Other assets 12,865 13,955 Total assets $ 285,196 $ 284,539 LIABILITIES Payables $ 24,128 $ 26,259 Other liabilities and deferred revenue 27,782 28,033 Debt payable within one year Company excluding Ford Credit 1,756 4,286 Ford Credit 53,193 50,154 Total current liabilities 106,859 108,732 Other liabilities and deferred revenue 28,832 28,883 Long-term debt Company excluding Ford Credit 18,898 16,644 Ford Credit 84,675 84,186 Deferred income taxes 1,074 1,434 Total liabilities 240,338 239,879 EQUITY Common Stock, par value $0.01 per share (4,126 million shares issued of 6 billion authorized) 41 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 23,502 23,562 Retained earnings 33,740 32,999 Accumulated other comprehensive income/(loss) (9,639) (9,158) Treasury stock (2,810) (2,810) Total equity attributable to Ford Motor Company 44,835 44,635 Equity attributable to noncontrolling interests 23 25 Total equity 44,858 44,660 Total liabilities and equity $ 285,196 $ 284,539 7

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2024 2025 First Three Months (unaudited) Cash flows from operating activities Net income/(loss) $ 1,334 $ 473 Depreciation and tooling amortization 1,881 1,848 Other amortization (376) (464) Provision for credit and insurance losses 126 161 Pension and other postretirement employee benefits (“OPEB”) expense/(income) 166 94 Equity method investment (earnings)/losses and impairments in excess of dividends received (154) (14) Foreign currency adjustments (12) 38 Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments 29 (32) Stock compensation 126 121 Provision for/(Benefit from) deferred income taxes (28) (54) Decrease/(Increase) in finance receivables (wholesale and other) (1,121) 2,427 Decrease/(Increase) in accounts receivable and other assets (806) (1,294) Decrease/(Increase) in inventory (3,154) (2,677) Increase/(Decrease) in accounts payable and accrued and other liabilities 3,333 3,020 Other 41 32 Net cash provided by/(used in) operating activities 1,385 3,679 Cash flows from investing activities Capital spending (2,094) (1,818) Acquisitions of finance receivables and operating leases (14,829) (11,611) Collections of finance receivables and operating leases 11,238 10,983 Purchases of marketable securities and other investments (2,985) (2,433) Sales and maturities of marketable securities and other investments 3,579 3,617 Settlements of derivatives (184) (180) Capital contributions to equity method investments (639) (3) Returns of capital from equity method investments — 1,700 Other 34 (45) Net cash provided by/(used in) investing activities (5,880) 210 Cash flows from financing activities Cash payments for dividends and dividend equivalents (1,326) (1,196) Purchases of common stock — — Net changes in short-term debt (1,201) (564) Proceeds from issuance of long-term debt 16,488 11,979 Payments of long-term debt (14,225) (16,223) Other (194) (116) Net cash provided by/(used in) financing activities (458) (6,120) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (171) 118 Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (5,124) $ (2,113) Cash, cash equivalents, and restricted cash at beginning of period $ 25,110 $ 23,190 Net increase/(decrease) in cash, cash equivalents, and restricted cash (5,124) (2,113) Cash, cash equivalents, and restricted cash at end of period $ 19,986 $ 21,077 8

SUPPLEMENTAL INFORMATION The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, and Ford Pro reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting. Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the period ended March 31, 2025 First Quarter Company excluding Ford Credit Ford Credit Consolidated Revenues $ 37,422 $ 3,237 $ 40,659 Total costs and expenses 37,619 2,721 40,340 Operating income/(loss) (197) 516 319 Interest expense on Company debt excluding Ford Credit 288 — 288 Other income/(loss), net 442 54 496 Equity in net income/(loss) of affiliated companies 84 10 94 Income/(Loss) before income taxes 41 580 621 Provision for/(Benefit from) income taxes (8) 156 148 Net income/(loss) 49 424 473 Less: Income/(Loss) attributable to noncontrolling interests 2 — 2 Net income/(loss) attributable to Ford Motor Company $ 47 $ 424 $ 471 9

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): March 31, 2025 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 13,413 $ 7,451 $ — $ 20,864 Marketable securities 13,581 781 — 14,362 Ford Credit finance receivables, net — 47,997 — 47,997 Trade and other receivables, net 6,572 10,653 — 17,225 Inventories 17,895 — — 17,895 Other assets 3,621 1,090 — 4,711 Receivable from other segments 728 2,284 (3,012) — Total current assets 55,810 70,256 (3,012) 123,054 Ford Credit finance receivables, net — 59,049 — 59,049 Net investment in operating leases 1,436 22,384 — 23,820 Net property 42,171 300 — 42,471 Equity in net assets of affiliated companies 5,030 138 — 5,168 Deferred income taxes 16,659 385 (22) 17,022 Other assets 12,284 1,671 — 13,955 Receivable from other segments 77 — (77) — Total assets $ 133,467 $ 154,183 $ (3,111) $ 284,539 Liabilities Payables $ 25,305 $ 954 $ — $ 26,259 Other liabilities and deferred revenue 25,437 2,596 — 28,033 Debt payable within one year 4,286 50,154 — 54,440 Payable to other segments 3,011 1 (3,012) — Total current liabilities 58,039 53,705 (3,012) 108,732 Other liabilities and deferred revenue 27,431 1,452 — 28,883 Long-term debt 16,644 84,186 — 100,830 Deferred income taxes 822 634 (22) 1,434 Payable to other segments — 77 (77) — Total liabilities $ 102,936 $ 140,054 $ (3,111) $ 239,879 10

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions): For the period ended March 31, 2025 First Quarter Cash flows from operating activities Company excluding Ford Credit Ford Credit Eliminations Consolidated Net income/(loss) $ 49 $ 424 $ — $ 473 Depreciation and tooling amortization 1,230 618 — 1,848 Other amortization 14 (478) — (464) Provision for credit and insurance losses 4 157 — 161 Pension and OPEB expense/(income) 94 — — 94 Equity method investment (earnings)/losses and impairments in excess of dividends received (4) (10) — (14) Foreign currency adjustments 68 (30) — 38 Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments (20) (12) — (32) Stock compensation 115 6 — 121 Provision for/(Benefit from) deferred income taxes (200) 146 — (54) Decrease/(Increase) in finance receivables (wholesale and other) — 2,427 — 2,427 Decrease/(Increase) in intersegment receivables/payables 65 (65) — — Decrease/(Increase) in accounts receivable and other assets (1,172) (122) — (1,294) Decrease/(Increase) in inventory (2,677) — — (2,677) Increase/(Decrease) in accounts payable and accrued and other liabilities 2,961 59 — 3,020 Other (14) 46 — 32 Interest supplements and residual value support to Ford Credit (940) 940 — — Net cash provided by/(used in) operating activities $ (427) $ 4,106 $ — $ 3,679 Cash flows from investing activities Capital spending $ (1,790) $ (28) $ — $ (1,818) Acquisitions of finance receivables and operating leases — (11,611) — (11,611) Collections of finance receivables and operating leases — 10,983 — 10,983 Purchases of marketable and other investments (2,276) (157) — (2,433) Sales and maturities of marketable securities and other investments 3,524 93 — 3,617 Settlements of derivatives 1 (181) — (180) Capital contributions to equity method investments (3) — — (3) Returns of capital from equity method investments 1,700 — — 1,700 Other (45) — — (45) Investing activity (to)/from other segments 200 — (200) — Net cash provided by/(used in) investing activities $ 1,311 $ (901) $ (200) $ 210 Cash flows from financing activities Cash payments for dividends and dividend equivalents $ (1,196) $ — $ — $ (1,196) Purchases of common stock — — — — Net changes in short-term debt 87 (651) — (564) Proceeds from issuance of long-term debt — 11,979 — 11,979 Payments of long-term debt (38) (16,185) — (16,223) Other (76) (40) — (116) Financing activity to/(from) other segments — (200) 200 — Net cash provided by/(used in) financing activities $ (1,223) $ (5,097) $ 200 $ (6,120) Effect of exchange rate changes on cash, cash equivalents, and restricted cash $ 42 $ 76 $ — $ 118 11

Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding 12

Net Income / (Loss) Reconciliation to Adjusted EBIT ($M) First Quarter 2024 2025 Net Income / (Loss) Attributable to Ford (GAAP) $ 1,332 $ 471 Income / (Loss) Attributable to Noncontrolling Interests 2 2 Net Income / (Loss) $ 1,334 $ 473 Less: (Provision For) / Benefit From Income Taxes (278) (148) Income / (Loss) Before Income Taxes $ 1,612 $ 621 Less: Special Items Pre-Tax (873) (110) Income / (Loss) Before Special Items Pre-Tax $ 2,485 $ 731 Less: Interest on Debt (278) (288) Adjusted EBIT (Non-GAAP) $ 2,763 $ 1,019 Memo: Revenue ($B) $ 42.8 $ 40.7 Net Income / (Loss) Margin (GAAP) (%) 3.1% 1.2 % Adjusted EBIT Margin (Non-GAAP) (%) 6.5% 2.5 % Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share First Quarter 2024 2025 Diluted After-Tax Results ($M) Diluted After-Tax Results (GAAP) $ 1,332 $ 471 Less: Impact of Pre-Tax and Tax Special Items (653) (81) Adjusted Net Income / (Loss) – Diluted (Non-GAAP) $ 1,985 $ 552 Basic and Diluted Shares (M) Basic Shares (Average Shares Outstanding) 3,979 3,968 Net Dilutive Options, Unvested Restricted Stock Units, Unvested Restricted Stock Shares, and Convertible Debt 44 43 Diluted Shares 4,023 4,011 Earnings / (Loss) Per Share – Diluted (GAAP) $ 0.33 $ 0.12 Less: Net Impact of Adjustments (0.16) (0.02) Adjusted Earnings Per Share – Diluted (Non-GAAP) $ 0.49 $ 0.14 13

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2025 Q1	Memo: Full Year 2024
Pre-Tax Results ($M)		
Income / (Loss) Before Income Taxes (GAAP)	$ 621	$ 7,233
Less: Impact of Special Items	(110)	(1,860)
Adjusted Earnings Before Taxes (Non-GAAP)	$ 731	$ 9,093
Taxes ($M)		
(Provision For) / Benefit From Income Taxes (GAAP)	$ (148)	$ (1,339)
Less: Impact of Special Items	29	323
Adjusted (Provision For) / Benefit From Income Taxes (Non-GAAP)	$ (177)	$ (1,662)
Tax Rate (%)		
Effective Tax Rate (GAAP)	23.8 %	18.5 %
Adjusted Effective Tax Rate (Non-GAAP)	24.2 %	18.3 %

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	2024 Q1	2024 Q2	2024 Q3	2024 Q4	2025 Q1
Net Cash Provided By / (Used In) Operating Activities (GAAP)	$ 1,385	$ 5,508	$ 5,502	$ 3,028	$ 3,679
Less: Items Not Included in Company Adjusted Free Cash Flows					
Ford Credit Operating Cash Flows	1,181	685	1,296	438	4,106
Funded Pension Contributions	(550)	(83)	(334)	(106)	(234)
Restructuring (Including Separations) (a)	(176)	(289)	(226)	(108)	(163)
Ford Credit Tax Payments / (Refunds) Under Tax Sharing Agreement	(33)	—	—	18	—
Other, Net	(608) (b)	4	14	(287)	(141)
Add: Items Included in Company Adjusted Free Cash Flows					
Company Excluding Ford Credit Capital Spending	(2,073)	(2,078)	(1,970)	(2,469)	(1,790)
Ford Credit Distributions	—	150	175	175	200
Settlement of Derivatives	23	(26)	230	(52)	1
Company Adjusted Free Cash Flow (Non-GAAP)	$ (479)	$ 3,237	$ 3,187	$ 727	$ (1,478)

a. Restructuring excludes cash flows reported in investing activities.
b. Includes a $365M settlement payment for the Transit Connect customs matter.

14

Adjusted ROIC ($B) Four Quarters Ending Q1 2024 Four Quarters Ending Q1 2025 Adjusted Net Operating Profit / (Loss) After Cash Tax Net Income / (Loss) Attributable to Ford $ 3.9 $ 5.0 Add: Noncontrolling Interest 0.1 0.0 Less: Income Tax 0.6 (1.2) Add: Cash Tax (1.2) (0.9) Less: Interest on Debt (1.3) (1.1) Less: Total Pension / OPEB Income / (Cost) (2.9) (0.1) Add: Pension / OPEB Service Costs (0.6) (0.5) Net Operating Profit / (Loss) After Cash Tax $ 5.8 $ 6.1 Less: Special Items (excl. Pension / OPEB) Pre-Tax (2.9) (1.6) Adj. Net Operating Profit / (Loss) After Cash Tax $ 8.7 $ 7.6 Invested Capital Equity $ 42.9 $ 44.7 Debt (excl. Ford Credit) 20.2 20.9 Net Pension and OPEB Liability 6.3 4.6 Invested Capital (End of Period) $ 69.3 $ 70.2 Average Invested Capital $ 68.4 $ 70.1 ROIC (a) 8.5% 8.6 % Adjusted ROIC (Non-GAAP) (b) 12.7% 10.9 % a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters 15

Special Items ($B) First Quarter 2024 2025 Restructuring (by Geography) Europe $ (0.3) $ (0.0) North America Hourly Buyouts (0.3) — Subtotal Restructuring $ (0.6) $ (0.0) Other Items EV Program Cancellation $ — $ (0.1) Extended Oakville Assembly Plant Changeover (0.3) — Other 0.0 — Subtotal Other Items $ (0.3) $ (0.1) Pension and OPEB Gain / (Loss) Pension and OPEB Remeasurement $ 0.0 $ 0.0 Pension Settlements, Curtailments and Separations Costs (0.0) (0.0) Subtotal Pension and OPEB Gain / (Loss) $ (0.0) $ (0.0) Total EBIT Special Items $ (0.9) $ (0.1) 16

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended March 31, 2024 2025 First Quarter (unaudited) Financing revenue Operating leases $ 1,017 $ 1,131 Retail financing 1,291 1,510 Dealer financing 696 669 Other financing 40 38 Total financing revenue 3,044 3,348 Depreciation on vehicles subject to operating leases (610) (605) Interest expense (1,848) (1,790) Net financing margin 586 953 Other revenue Insurance premiums earned 36 48 Fee based revenue and other 26 24 Total financing margin and other revenue 648 1,025 Expenses Operating expenses 343 353 Provision for credit losses 88 140 Insurance expenses 30 17 Total expenses 461 510 Other income/(loss), net 139 65 Income before income taxes 326 580 Provision for/(Benefit from) income taxes 92 156 Net income $ 234 $ 424 17

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2024 March 31, 2025 (unaudited) ASSETS Cash and cash equivalents $ 9,272 $ 7,451 Marketable securities 706 781 Finance receivables, net Retail installment contracts, dealer financing, and other financing 114,069 110,846 Finance leases 7,881 8,325 Total finance receivables, net of allowance for credit losses of $864 and $881 121,950 119,171 Net investment in operating leases 21,689 22,384 Notes and accounts receivable from affiliated companies 836 741 Derivative financial instruments 784 951 Other assets 3,055 3,444 Total assets $ 158,292 $ 154,923 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 961 $ 954 Affiliated companies 723 760 Total accounts payable 1,684 1,714 Debt 137,868 134,340 Deferred income taxes 364 634 Derivative financial instruments 1,992 1,391 Other liabilities and deferred revenue 2,627 2,714 Total liabilities 144,535 140,793 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (1,217) (1,068) Retained earnings 9,808 10,032 Total shareholder’s interest 13,757 14,130 Total liabilities and shareholder’s interest $ 158,292 $ 154,923 18

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2024 2025 First Three Months (unaudited) Cash flows from operating activities Net income $ 234 $ 424 Provision for credit losses 88 140 Depreciation and amortization 761 770 Amortization of upfront interest supplements (540) (643) Net change in deferred income taxes 34 146 Net change in other assets (93) (150) Net change in other liabilities 456 82 All other operating activities 18 35 Net cash provided by/(used in) operating activities 958 804 Cash flows from investing activities Purchases of finance receivables (11,146) (8,280) Principal collections of finance receivables 9,393 9,734 Purchases of operating lease vehicles (2,456) (2,799) Proceeds from termination of operating lease vehicles 1,974 1,470 Net change in wholesale receivables and other short-duration receivables (1,135) 2,548 Purchases of marketable securities and other investments (51) (157) Proceeds from sales and maturities of marketable securities and other investments 123 93 Settlements of derivatives (207) (181) All other investing activities (16) (27) Net cash provided by/(used in) investing activities (3,521) 2,401 Cash flows from financing activities Proceeds from issuances of long-term debt 16,488 11,979 Payments of long-term debt (14,179) (16,185) Net change in short-term debt (1,416) (651) Cash distributions to parent — (200) All other financing activities (50) (40) Net cash provided by/(used in) financing activities 843 (5,097) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (125) 76 Net increase/(decrease) in cash, cash equivalents and restricted cash $ (1,845) $ (1,816) Cash, cash equivalents, and restricted cash at beginning of period $ 10,795 $ 9,360 Net increase/(decrease) in cash, cash equivalents, and restricted cash (1,845) (1,816) Cash, cash equivalents, and restricted cash at end of period $ 8,950 $ 7,544 19